DEF 14A

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. ____)

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

AMERICAN FINANCIAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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One East Fourth Street

Cincinnati, Ohio 45202

Notice of Annual Meeting of Shareholders

and Proxy Statement

To be Held on May 19, 2005

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on Thursday, May 19, 2005, in Cincinnati, Ohio. In connection with the meeting, we will report on our operations and you will have an opportunity to meet your Company's directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how your Board of Directors operates and provides information about the director candidates.

All shareholders are important to us. We want your shares to be represented at the meeting and urge you to vote either using our telephone voting system or by promptly returning a properly completed proxy form.
Sincerely,
Carl H. Lindner
Carl H. Lindner
Chairman of the Board

Cincinnati, Ohio

April 15, 2005

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF AMERICAN FINANCIAL GROUP, INC.

Date:	Thursday, May 19, 2005
Time:	11:30 a.m. Eastern Daylight Savings Time
Place:	The Cincinnatian Hotel Second Floor - Filson Room 601 Vine Street Cincinnati, Ohio
Purpose:	Elect nine Directors Approve the Company's 2005 Stock Incentive Plan Ratify Independent Registered Public Accounting Firm Conduct other business if properly raised
Record Date:	March 31, 2005 - Shareholders registered in the records of the Company or its agents on that date are entitled to receive notice of and to vote at the meeting.
Mailing Date:	The approximate mailing date of this proxy statement and accompanying proxy form is April 19, 2005.

Your vote is important. Whether or not you attend the meeting, you may vote your shares (a) using the toll-free telephone voting system described on page 1, or (b) by mailing a signed proxy form, which is the bottom portion of the enclosed perforated form. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the vote is taken at the meeting by written revocation, using the telephone voting system or by submitting a later-dated proxy form.

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Table Of Contents

REQUESTS FOR FORM 10-K

The Company will send, upon written request, without charge, a copy of the Company's current Annual Report on Form 10-K to any shareholder who writes to Robert H. Ruffing, Vice President and Controller, American Financial Group, Inc., 580 Walnut Street, Cincinnati, Ohio 45202.

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GENERAL INFORMATION

Record Date; Shares Outstanding

As of March 31, 2005, the record date for determining shareholders entitled to notice of and to vote at the meeting, the Company had 76,965,705 shares of common stock deemed outstanding and eligible to vote. This number does not include 9,953,392 shares held by a subsidiary of AFG.  Under Ohio law, shares held by subsidiaries are not entitled to vote and are therefore not considered to be outstanding for purposes of the meeting. Each share of outstanding common stock is entitled to one vote on each matter to be presented at the meeting.  Abstentions (including instructions to withhold authority to vote for one or more nominees) and broker non-votes are counted for purposes of determining a quorum, but will have no effect on the outcome of any matter voted on at the meeting.

Proxies and Voting Procedures

Registered shareholders may vote by using a toll-free telephone number, by completing a proxy form and mailing it to the proxy tabulator, or by attending the meeting and voting in person. The telephone voting facilities will open on April 20, 2005, and close at 9:00 a.m. Eastern Daylight Savings Time on the meeting date. The telephone voting facilities are open Monday through Friday from 8:00 a.m. until 10:30 p.m. and on Saturdays from 8:00 a.m. until 4:30 p.m. Eastern Daylight Savings Time. The telephone voting procedures are designed to authenticate shareholders by use of a proxy control number and personal identification number ("PIN") to allow shareholders to confirm that their instructions have been properly recorded.

Shareholders whose shares are held in the name of a broker, bank or other nominee should refer to the proxy card or the information forwarded by such broker, bank or other nominee to see what voting options are available to them.

To vote by telephone, shareholders should have their proxy form at hand and call 1-877-298-0570, toll-free, (or 579-6707 in the Cincinnati area) using any touch-tone telephone. Shareholders will be asked to enter the proxy control number and PIN, then follow simple recorded instructions. To vote by mail, shareholders should complete and sign the bottom portion of the proxy form and return only that portion to the proxy tabulator.

Solicitation of proxies through the mail, in person and otherwise, is being made by management at the direction of AFG's Board of Directors, without additional compensation. AFG will pay all costs of soliciting proxies. In addition, AFG will request brokers and other custodians, nominees and fiduciaries to forward proxy-soliciting material to the beneficial owners of shares held of record by such persons, and AFG will reimburse them for their expenses.

The execution of a proxy or vote by phone does not affect the right to vote in person at the meeting, and a proxy or vote by phone may be revoked by the person giving it prior to the exercise of the powers conferred by it. A shareholder may revoke a prior vote by writing to the Secretary of AFG at the Company's principal offices or by properly executing and delivering a proxy bearing a later date (or recording a later telephone vote). In addition, persons attending the meeting may withdraw their proxies by voting in person.

If a choice is specified on a properly executed proxy form, the shares will be voted accordingly. If a proxy form is signed without a preference indicated, those shares will be voted "FOR" the election of the nine nominees proposed by the Board of Directors, "FOR" the approval of the Company's 2005 Stock Incentive Plan, and "FOR" the ratification of the Company's independent registered public accounting firm. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the meeting or any adjournment thereof, each properly executed proxy form will be voted in the discretion of the proxies named therein.

With respect to Proposal No. 1, the nine nominees who receive the greatest number of votes will be elected. With respect to Proposals 2 and 3, a proposal will be adopted only if it receives approval by a majority vote of those shares cast at the meeting.

Cumulative Voting

Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters. Cumulative voting allows a shareholder to multiply the number of shares owned on the record date by the number of directors to be elected and to cast the total for one nominee or distribute the votes among the nominees as the shareholder desires. Nominees who receive the greatest number of votes will be elected. In order to invoke cumulative voting, notice of cumulative voting must be given in writing to the Secretary of the Company not less than 48 hours before the time fixed for the holding of the meeting.

Adjournment and Other Matters

Approval of a motion for adjournment or other matters brought before the meeting requires the affirmative vote of a majority of the shares voting at the meeting. Management knows of no other matters to be presented at the meeting other than those stated in this document.

MATTERS TO BE CONSIDERED

Proposal No. 1 ► Elect Nine Directors

The Board of Directors oversees the management of the Company on your behalf. The Board reviews AFG's long-term strategic plans and exercises direct decision-making authority in key areas such as choosing the Co-Chief Executive Officers, setting the scope of their authority to manage the Company's business day-to-day, and evaluating management's performance.

Upon the recommendation of the Corporate Governance Committee (the "Governance Committee"), the Board of Directors has nominated nine individuals to hold office until the next annual meeting of Shareholders and until their successors are elected and qualified. If any of the nominees should become unable to serve as a director, the proxies will be voted for any substitute nominee designated by the Board of Directors but, in any event, no proxy may be voted for more than nine nominees. The nine nominees who receive the greatest number of votes will be elected.

The nominees for election to the Board of Directors are:

Carl H. Lindner Director since 1959

(Member of the Executive Committee) For more than five years, Mr. Lindner has served as the Chairman of the Board, and until January 2005, also served as Chief Executive Officer of the Company.  He is also Chairman of the Board of Directors of Great American Financial Resources, Inc., a majority-owned subsidiary of AFG that markets tax-deferred annuities principally to employees of educational institutions and offers life and health insurance products.

Carl H. Lindner III Director since 1991

(Member of the Executive Committee) He has been Co-Chief Executive Officer since January 2005, and for more than five years, Mr. Lindner has served as Co-President of the Company. For over ten years, Mr. Lindner has been President of Great American Insurance Company and has been principally responsible for the Company's property and casualty insurance operations.

S. Craig Lindner Director since 1985

(Member of the Executive Committee) He has been Co-Chief Executive Officer since January 2005, and for more than five years, Mr. Lindner has served as Co-President of the Company. He is also President and Chief Executive Officer and a Director of Great American Financial Resources, Inc. Mr. Lindner is also President of American Money Management Corporation, a subsidiary that provides investment services for the Company and its affiliated companies. He is also a director of National City Corp.

Kenneth C. Ambrecht Director Nominee

Mr. Ambrecht has extensive corporate finance experience having worked in the U.S. capital markets for over 30 years. Since July 2004, he has served as a Managing Director with the investment banking firm, First Albany Capital. For more than five years prior, Mr. Ambrecht was a Managing Director with Royal Bank Canada Capital Markets. Prior to that post, Mr. Ambrecht worked with the investment bank Lehman Brothers as Managing Director of its capital markets division. Mr. Ambrecht is also a member of the Boards of Directors of Great American Financial Resources, Inc. and Fortescue Metals Group Limited, an Australian mining company. (If elected, it is anticipated that Mr. Ambrecht will serve on the Compensation and Corporate Governance Committees)

Theodore H. Emmerich Director since 1988

(Chairman of the Audit Committee) Prior to his retirement in 1986, Mr. Emmerich was managing partner of the Cincinnati office of the independent accounting firm of Ernst & Whinney. He is also a director of Summit Mutual Funds, Inc.

James E. Evans Director since 1985	For more than five years, Mr. Evans has served as Senior Vice President and General Counsel of the Company.
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Terry S. Jacobs Director since 2003

(Member of the Audit Committee; Member of the Corporate Governance Committee) Mr. Jacobs has been Chairman of the Board, Chief Executive Officer, Treasurer and a director of Regent Communications, Inc. since its incorporation in November 1996. Mr. Jacobs served as president and chief executive officer of a privately-held radio broadcast company, which he co-founded in 1993 and which acquired and operated 23 radio stations until its merger into Jacor Communications, Inc. in February 1997. Prior to 1993, Mr. Jacobs was Chairman and Chief Executive Officer of Jacor Communications, Inc., a radio broadcast company. Mr. Jacobs also currently serves as a director of Capital Title Group, Inc. and Global Entertainment Corporation, Inc.

William R. Martin Director since 1994

(Chairman of the Compensation Committee; Member of the Audit Committee) Prior to his retirement in 2003, Mr. Martin had been Chairman of the Board of MB Computing, Inc., a computer software and services company, for more than five years. Mr. Martin is also a director of Great American Financial Resources, Inc.

William W. Verity Director since 2002

(Chairman of the Corporate Governance Committee; Member of the Compensation Committee) Mr. Verity has been President of Veritas Asset Management, LLC, an investment management company, since January 1, 2002, and prior to that, he was a partner of Pathway Guidance L.L.C., an executive consulting firm, from October 2000. For more than five years previously, Mr. Verity was Chairman and Chief Executive Officer of ENCOR Holdings, Inc., a developer and manufacturer of plastic molded components.

Carl H. Lindner is the father of Carl H. Lindner III and S. Craig Lindner. As discussed under "Management," William A. Shutzer is not standing for reelection as a director. All of the nominees were elected directors at the last annual meeting of shareholders of the Company held on May 25, 2004 except for Mr. Ambrecht, who has been nominated to replace Mr. Shutzer, who decided not to stand for re-election as a director. See "Management" and "Compensation" below for additional information concerning the background, securities holdings, remuneration and other matters relating to the nominees.

In March 2002, Chiquita Brands International, Inc. completed a comprehensive financial restructuring that included a prepackaged plan of reorganization filed in November of the prior year under Chapter 11 of the Bankruptcy Code. Carl H. Lindner was an executive officer of Chiquita at the time of the filing.

The Board of Directors recommends that shareholders vote FOR the election of these nine nominees as directors.

Proposal No. 2 ► Approval of the American Financial Group, Inc.

2005 Stock Incentive Plan

The Board of Directors recommends that shareholders approve the Company's 2005 Stock Incentive Plan (which we refer to as the 2005 Plan). The 2005 Plan would govern grants of stock-based awards to employees. The Company intends that the 2005 Plan would replace the Company's existing stock option plan once the remaining 190,096 shares authorized under such plan have been exhausted.

All employees of the Company and its subsidiaries are eligible to receive awards under the 2005 Plan. The 2005 Plan is an "omnibus" stock plan that provides for a variety of equity award vehicles to maintain flexibility. The 2005 Plan will permit the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards.

A maximum of 5,000,000 shares will be available for grants of all equity awards under the 2005 Plan. The Board believes that this number represents a reasonable amount of potential equity dilution and provides a powerful incentive for employees to increase the value of the Company for all shareholders.

The 2005 Plan does not permit the repricing of options or stock appreciation rights without the approval of shareholders and does not contain an "evergreen" provision to automatically increase the number of shares issuable under the 2005 Plan.

The following is a summary of the 2005 Plan. The full text of the 2005 Plan is attached as Annex I to this proxy statement, and the following summary is qualified in its entirety by reference to Annex I.

Plan Administration

The selection of employee participants in the 2005 Plan, the level of participation of each participant and the terms and conditions of all awards will be determined by the Compensation Committee. It is intended that each member of the Compensation Committee will be an "independent director" for purposes of the New York Stock Exchange listing requirements; a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee is comprised of three directors, each meeting all of these independence criteria. The Compensation Committee will have the discretionary authority to interpret the 2005 Plan, to prescribe, amend and rescind rules and regulations relating to the 2005 Plan, and to make all other determinations necessary or advisable for the administration of the 2005 Plan. The Committee may delegate authority to administer the 2005 Plan as it deems appropriate, subject to the express limitations set forth in the 2005 Plan.

Limits on Plan Awards

The Board has reserved a maximum of five million shares for issuance pursuant to stock options, stock appreciation rights, restricted stock awards, restricted stock units and stock awards under the 2005 Plan. A participant may receive multiple awards under the 2005 Plan.

In the first quarter of 2005, 2004 and 2003, the Company granted employee stock options to purchase approximately 915,000, 900,000 and 955,000 shares, respectively, under the Company's existing stock option plan. In each of these years, the aggregate grant represented less than 1.4% of the Company's shares outstanding at the date of grant.

Shares delivered under the 2005 Plan will be authorized but unissued shares of Company common stock, treasury shares or shares purchased in the open market or otherwise. To the extent that any award payable in shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made, the shares covered thereby will no longer be charged against the maximum share limitation and may again be made subject to awards under the 2005 Plan. Any awards settled in cash will not be counted against the maximum share reserve under the 2005 Plan. Any shares exchanged by a participant or withheld from a participant as full or partial payment to the Company of the exercise price or the tax withholding upon exercise or payment of an award will not be returned to the number of shares available for issuance under the 2005 Plan.

Eligibility and Participation

All of the approximately 6,200 full-time employees of the Company and its subsidiaries will be eligible to participate in the 2005 Plan, but it is anticipated that the Plan shall be confined to less than 500 key employees of the Company or a subsidiary (including officers and directors who are also employees of the Company or a subsidiary).

Types of Plan Awards

The 2005 Plan would provide for a variety of equity instruments to preserve flexibility. The types of securities that may be issued under the 2005 Plan are described below.

Stock Options

Stock options granted under the 2005 Plan may be either non-qualified stock options or incentive stock options qualifying under Section 422 of the Code. The price of any stock option granted may not be less than the fair market value of the Company common stock on the date the option is granted. The option price may be paid in cash, shares of Company common stock, through a broker-assisted cashless exercise or as otherwise permitted by the Compensation Committee.

The Compensation Committee determines the terms of each stock option grant at the time of the grant. Generally, all options will terminate after a ten-year period from the date of the grant. The Committee specifies at the time each option is granted the time or times at which, and in what proportions, an option becomes vested and exercisable. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals established by the Committee or both. The Committee may accelerate the vesting of options at any time.

In general, unless otherwise determined by the Committee, a stock option expires (i) 12 months after termination of employment, if employment ceases due to death (ii) immediately, upon the violation of any written employment, confidentiality or noncompetition agreement between the Company and the participant, (iii) after specified periods up to two years, depending upon the term of service of the participant with the Company and its subsidiaries, upon disability or retirement, or (iv) 90 days after termination if employment ceases for any other reason.

Stock Appreciation Rights

A stock appreciation right (which we refer to as an SAR) entitles the participant, upon settlement, to receive a payment based on the excess of the fair market value of a share of Company common stock on the date of settlement over the base price of the right, multiplied by the applicable number of shares of Company common stock. SARs may be granted on a stand-alone basis or in tandem with a related stock option. The base price may not be less than the fair market value of a share of Company common stock on the date of grant. The Compensation Committee will determine the vesting requirements and the payment and other terms of an SAR, including the effect of termination of service of a participant. Vesting may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals established by the Committee or both. The Committee may accelerate the vesting of SARs at any time. Generally, all SARS will terminate after the ten-year period from the date of the grant. SARs may be payable in cash or in shares of Company common stock or in a combination of both.

Restricted Stock

A restricted stock award represents shares of Company common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee. Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified performance goals established by the Committee or both. Subject to the transfer restrictions and vesting requirements of the award, the participant will have the same rights as one of the Company's shareholders, including all voting and dividend rights, during the restriction period, unless the Committee determines otherwise at the time of the grant.

Stock Units

An award of stock units provides the participant the right to receive a payment based on the value of a share of Company common stock. Stock units may be subject to such vesting requirements, restrictions and conditions to payment as the Compensation Committee determines are appropriate. Vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee or both. A stock unit award may also be granted on a fully vested basis, with a deferred payment date. Stock unit awards are payable in cash or in shares of Company common stock or in a combination of both. Stock units may also be granted together with related dividend equivalent rights.

Stock Awards

A stock award represents shares of Company common stock that are issued free of restrictions on transfer and free of forfeiture conditions and as to which the participant is entitled to all the rights of a shareholder. A stock award may be granted for past services, in lieu of bonus or other cash compensation, or for any other valid purpose as determined by the Compensation Committee.

Effect of Change in Control

Awards under the 2005 Plan are generally subject to acceleration, becoming exercisable in full, upon the occurrence of a "change in control" (as defined in the 2005 Plan) transaction with respect to the Company.

Limited Transferability

Except with respect to the transferability of stock options as discussed above, all awards granted under the 2005 Plan are nontransferable except upon death or under a qualified domestic relations order, or in the case of nonqualified options only, during the participant's lifetime to immediate family members of the participant and others as may be approved by the Compensation Committee.

Adjustments for Corporate Changes

In the event of recapitalizations, reclassifications or other specified events affecting the Company or shares of Company common stock, appropriate and equitable adjustments may be made to the number and kind of shares of Company common stock available for grant, as well as to other maximum limitations under the 2005 Plan, and the number and kind of shares of Company common stock or other rights and prices under outstanding awards.

Term, Amendment and Termination

The 2005 Plan will have a term expiring on the tenth anniversary of its effective date, unless terminated earlier by the Board of Directors. The Board may at any time and from time to time and in any respect amend or modify the Plan. The Board may seek the approval of any amendment or modification by the Company's shareholders to the extent it deems necessary or advisable in its sole discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or another exchange or securities market or for any other purpose. No amendment or modification of the 2005 Plan will adversely affect any outstanding award without the consent of the participant or the permitted transferee of the award.

Plan Benefits

Future benefits under the 2005 Plan are not currently determinable. During fiscal 2004, stock options were granted under the Company's existing Stock Option Plan to the Company's named executive officers, as set forth in the table captioned "Option Grants During 2004" on page 15 below. In addition, stock options were granted during the year to all named executive officers as a group to purchase 235,000 shares of common stock at an average weighted exercise price of $30.01 per share. Stock options were granted to all other employees of the Company as a group to purchase 661,950 shares of common stock at an average weighted exercise price of $30.01 per share.

Tax Treatment of Awards

Incentive Stock Options

An incentive stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted or exercised. However, the excess of the fair market value of the shares acquired over the option price is an item of adjustment in computing the alternative minimum taxable income of the optionee. If the optionee holds the stock received as a result of an exercise of an incentive stock option for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however, (i.e., a "disqualifying disposition"), then the optionee will include in income, as compensation for the year of the disposition, an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee's income as compensation. The optionee's basis in the shares acquired upon exercise of an incentive stock option is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options

A non-qualified stock option results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising such an option will, at that time, realize taxable compensation in the amount of the difference between the option price and the then market value of the shares. Subject to the applicable provisions of the Code, a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation recognized by the optionee.

The optionee's basis in such shares is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise. Any gain (or loss) upon subsequent disposition of the shares will be a long-term or short-term gain (or loss), depending upon the holding period of the shares.

If a non-qualified option is exercised by tendering previously owned shares of the Company's common stock in payment of the option price, then, instead of the treatment described above, the following generally will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee's basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee's basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted. If an employee receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If an employee receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of an SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement. The federal income tax treatment of SARs may be effected beginning in 2005 by recently enacted changes in the Internal Revenue Code.

Other Awards

The current United States federal income tax consequences of other awards authorized under the 2005 Plan are generally in accordance with the following: (i) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (ii) stock unit awards are generally subject to ordinary income tax at the time of payment, and (iii) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m)

Compensation of persons who are "covered employees" of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as "performance-based compensation" are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company's shareholders, the 2005 Plan is intended to enable the Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

On April 8, 2005, the closing price of our common stock traded on the New York Stock Exchange and Nasdaq National Market was $30.14 per share.

The Board of Directors recommends that shareholders vote FOR the approval of the 2005 Stock Incentive Plan.

Proposal No. 3 ► Ratification of the Company's Independent Registered Public Accounting Firm

The Company's Audit Committee Charter provides that the audit committee shall appoint annually an independent registered public accounting firm to serve as auditors. In March 2005, the audit committee appointed Ernst & Young LLP to serve as auditors for 2005. Ernst & Young (or its predecessor) has served as the Company's independent auditors since the Company's founding.

Although the audit committee has the sole authority to appoint auditors, it would like to know the opinion of shareholders regarding its appointment of Ernst & Young as auditors for 2005. For this reason, shareholders are being asked to ratify this appointment. If the shareholders do not ratify the appointment, the audit committee will take that fact into consideration, but may, nevertheless, continue to retain Ernst & Young.

Audit Fees and Non-Audit Fees

The following table presents fees billed for professional audit services by Ernst & Young for the audit of the Company's annual financial statements for the years ended December 31, 2004 and December 31, 2003, and fees billed for other services rendered by them during these periods.

	2004	2003
Audit fees (1)	$3,892,000	$2,713,000
Audit related fees (2)	231,000	32,000
Tax fees	201,000	257,000
All other fees	58,000	56,000
Total	$4,382,000	$3,058,000
  Ernst & Young's aggregate fees for services related to the audits of the GAAP financial statements (including services incurred to render an opinion under Section 404 of the Sarbanes Oxley Act of 2002), statutory insurance company audits, reviews of SEC filings and for quarterly reviews.
  Ernst & Young's audit related services, including attest services not required by regulation and due diligence services relating to dispositions.

Representatives of Ernst & Young are expected to be at the meeting and will be given the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from shareholders.

The Board of Directors recommends that shareholders vote FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for 2005.

PRINCIPAL SHAREHOLDERS

The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding common stock as of March 31, 2005:

	Amount and Nature of Beneficial Ownership
Name and Address Of Beneficial Owner	Common Stock Held (a)	Obtainable upon Exercise of Options (b)	Total	Percent of Class
Carl H. Lindner One East Fourth Street Cincinnati, Ohio 45202	11,541,136 (d)	-	11,541,136	15.0%
Carl H. Lindner III One East Fourth Street Cincinnati, Ohio 45202	5,829,279 (e)	305,000	6,134,279	7.9%(c)
S. Craig Lindner One East Fourth Street Cincinnati, Ohio 45202	5,922,427 (f)	305,000	6,227,427	8.1%(c)
Keith E. Lindner One East Fourth Street Cincinnati, Ohio 45202	5,862,666 (g)	140,000	6,002,666	7.8%(c)
The American Financial Group, Inc. Retirement and Savings Plan One East Fourth Street Cincinnati, Ohio 45202	6,723,225 (h)	-	6,723,22	8.7%

(a)     Unless otherwise noted, the holder has sole voting and dispositive power with respect to the shares listed.

(b)    Represents shares of common stock that may be acquired within 60 days of March 31, 2005 through the exercise of options granted under the Company's Stock Option Plan.

(c)     The percentages of outstanding shares of common stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner are 6.7%, 7.1% and 10.0%, respectively, after attributing the shares held in various trusts for the benefit of the minor children of S. Craig Lindner and Carl H. Lindner III (for which Keith E. Lindner acts as trustee with voting and dispositive power) to Keith E. Lindner.

(d)     Includes 1,844,136 shares held by his spouse individually and as trustee with voting and dispositive power and 473,378 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest. Excludes 1,068,132 shares held in a trust for the benefit of his family for which a third party acts as trustee with voting and dispositive power.

(e)     Includes 20,539 shares held by his spouse in a trust over which she has voting and dispositive power, 42,598 shares held by three of his children, 1,584 shares held as custodian for one of his nieces, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 921,318 shares which are held in various trusts for the benefit of his children for which Keith E. Lindner acts as trustee with voting and dispositive power. Excludes 2,068 shares beneficially owned through a Company retirement plan over which shares he has dispositive but not voting power.

(f)     Includes 79,925 shares held by his spouse as custodian for their minor children or in a trust over which she has voting and dispositive power, 14,606 shares held in trust by one of his children, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, 557,340 shares held in a trust for the benefit of his children over which shares his spouse has dispositive but not voting power, and 776,910 shares which are held in various trusts for the benefit of his children for which Keith E. Lindner acts as trustee with voting and dispositive power. Includes 80,000 shares held in a charitable foundation over which he has sole voting and dispositive power but no pecuniary interest. Excludes 957 shares beneficially owned through a Company retirement plan over which shares he has dispositive but not voting power.

(g)     Includes 341 shares held in a trust over which his spouse shares voting and dispositive power with an individual not affiliated with the Company, 2,939 shares held in trusts over which he shares voting and dispositive power with an individual not affiliated with the Company, 1,500,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 1,057,397 shares held in a trust for the benefit of his children over which shares his spouse has dispositive but not voting power, but excludes 1,698,228 shares (described in footnotes (e) and (f) above) which are held in various trusts for the benefit of the children of his brothers, Carl H. Lindner III and S. Craig Lindner, over which Keith E. Lindner has sole voting and dispositive power but no pecuniary interest. Also includes 10,648 shares held by a third party custodian for the benefit of his children. Excludes 763 shares beneficially owned through a Company retirement plan over which shares he has dispositive but not voting power.

(h)     The members of the Administrative Plan Committee of the American Financial Group, Inc. Retirement and Savings Plan (the "RASP"), Sandra W. Heimann and Thomas E. Mischell, direct the voting and disposition of the securities held by the RASP. Both are long-term senior employees of the Company.

MANAGEMENT

The directors, nominees and executive officers of the Company are:
			Director or
	Age (1)	Position	Executive Since

Carl H. Lindner	85	Chairman of the Board	1959
S. Craig Lindner	50	Co-Chief Executive Officer, Co-President and a Director	1980
Carl H. Lindner III	51	Co-Chief Executive Officer, Co-President and a Director	1979
Theodore H. Emmerich	78	Director	1988
James E. Evans	59	Senior Vice President, General Counsel and Director	1976
Terry S. Jacobs	62	Director	2003
William R. Martin	76	Director	1994
William A. Shutzer	58	Director	2003
William W. Verity	46	Director	2002
Kenneth C. Ambrecht	59	Nominee for Director	n/a
Keith A. Jensen	54	Senior Vice President	1999
Thomas E. Mischell	57	Senior Vice President - Taxes	1985

(1)  As of March 31, 2005.

Keith A. Jensen has served as Senior Vice President of the Company for over five years. Since January 2005, he has also served as the Company's chief financial officer.

Thomas E. Mischell has served as Senior Vice President - Taxes of the Company for over five years.

On March 8, 2005, Mr. Shutzer notified us of his intention to not stand for re-election at the annual meeting. Mr. Shutzer indicated that this decision was due to the increased responsibilities and demands of his position as partner of Evercore Group Holdings, a financial advisory and private equity firm. Mr. Shutzer has served as a director of American Financial Group, Inc. since May 2003.

In connection with the retirement of Fred J. Runk as Senior Vice President & Treasurer, the Company and Mr. Runk entered into a salary continuation and consulting agreement which remains in effect until November 2007. During the term of the agreement, Mr. Runk will be available to provide advice and counsel to the Company, will be paid approximately $83,000 per month and be provided office space and secretarial support. All employee stock options held by Mr. Runk became fully vested, and were made exercisable for three years from his retirement date in March 2005

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires AFG's executive officers, directors and persons who own more than ten percent of AFG's common stock to file reports of ownership with the Securities and Exchange Commission and to furnish AFG with copies of these reports. Based on a review of these reports, the Company believes that all filing requirements were met during 2004.

Securities Ownership

The following table sets forth information, as of March 31, 2005, concerning the beneficial ownership of equity securities of the Company and its subsidiaries by each director, nominee for director, the executive officers named in the Summary Compensation Table (see "Compensation" below) and by all of these individuals as a group. Such information is based on data furnished by the persons named. Except as set forth in the following table, no director or executive officer beneficially owned 1% or more of any class of equity security of the Company or any of its subsidiaries outstanding at March 31, 2005. Unless otherwise indicated, the persons named have sole voting and dispositive power over the shares reported.

	Amount and Nature of Beneficial Ownership (a)
Name of Beneficial Owner	Shares of Common Stock Held	Shares of Common Stock Obtainable on Exercise of Options or Beneficially Owned Through Employee Retirement Plans (b)

Carl H. Lindner (c)	11,541,136 (d)	0
Carl H. Lindner III (c)	5,829,279 (e)	307,068
S. Craig Lindner (c)	5,922,427 (f)	305,957
Kenneth C. Ambrecht	0	0
Theodore H. Emmerich	19,396	13,500
James E. Evans	119,710	410,844
Terry S. Jacobs	6,799	5,000
William R. Martin	58,138	13,500
Fred J. Runk (g)	259,614	325,183
William A. Shutzer	2,799	5,000
William W. Verity	4,209	7,500
Keith A. Jensen	6,975	246,543
Thomas E. Mischell (h)	133,135	255,914

All directors, nominees and executive officers as a group (13 persons)(c)	23,903,617	1,896,009

(a)     Does not include the following ownership interests in subsidiaries of AFG: Messrs. Emmerich, Evans, C. H. Lindner, S.C. Lindner, Martin, Runk, Jensen and Mischell and all directors and executive officers as a group beneficially own 1,561; 11,138; 536,808; 141,363; 39,452; 4,071; 115,000; 11,000 and 860,393 shares, respectively, of the common stock of Great American Financial Resources.

(b)     Consists of shares of common stock purchasable within 60 days of March 31, 2005 through the exercise of the vested portion of stock options granted under the Company's Stock Option Plan, and shares which the executive may be deemed to beneficially own through one or more of the Company's retirement plans. This column includes the following shares so beneficially owned through a Company retirement plan: C. H. Lindner III - 2,068; S. C. Lindner - 957; J. E. Evans - 844; F. J. Runk - 183; K. A. Jensen - 543; T. E. Mischell - 914; and all directors and executive officers as a group - 5,509.

(c)    The shares beneficially owned by Carl H. Lindner, Carl H. Lindner III, and S. Craig Lindner, and all directors and officers as a group, constituted 15%, 6.7%, 7.1%, and 32.7%, respectively, of the common stock outstanding at March 31, 2005. See footnote (e) to the Principal Shareholders table on page 9.

(d)      Includes 1,844,136 shares held by his spouse individually and as trustee with voting and dispositive power and 473,378 shares held in a charitable foundation over which Mr. Lindner has sole voting and dispositive power but no pecuniary interest. Excludes 1,068,132 shares held in a trust for the benefit of his family for which a third party acts as trustee with voting and dispositive power.

(e)     Includes 20,539 shares held by his spouse in a trust over which she has voting and dispositive power, 42,598 shares held by three of his children, 1,584 shares held as custodian for one of his nieces, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, and 921,318 shares which are held in various trusts for the benefit of his children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(f)      Includes 79,925 shares held by his spouse as custodian for their minor children or in a trust over which she has voting and dispositive power, 14,606 shares held in trust by one of his children, 1,000,000 shares held by a limited liability company over which shares he holds dispositive but not voting power, 557,340 shares held in a trust for the benefit of his children over which shares his spouse has dispositive but not voting power, and 776,910 shares which are held in various trusts for the benefit of his children for which Keith E. Lindner acts as trustee with voting and dispositive power. Includes 80,000 shares held in a charitable foundation over which he has sole voting and dispositive power but no pecuniary interest.

(g)     Mr. Runk, formerly Senior Vice President and Treasurer, retired March 31, 2005.

(h)     Excludes shares held in the American Financial Group, Inc. Retirement and Savings Plan, for which he serves on the Administrative Plan Committee.

Equity Compensation Plan Information

The following reflects certain information about shares of AFG Common Stock authorized for issuance, as of December 31, 2004, under compensation plans.

	Number of shares		Number of securities
	to be issued upon	Weighted-average	available for future
	exercise of	exercise price of	issuance under equity
Equity Compensation Plans	outstanding options	outstanding options	compensation plans

Approved by shareholders	7,219,093	$27.59	3,375,638 (1)

Not approved by shareholders	none	n/a	460,342 (2)

(1)      Includes 1,086,746 shares issuable under AFG's Stock Option Plan, 2.2 million shares issuable under AFG's Employee Stock Purchase Plan and 139,840 shares issuable under AFG's Non-Employee Directors' Compensation Plan.

(2)      Represents shares issuable under AFG's Deferred Compensation Plan. Under this Plan, certain highly compensated employees of AFG and its subsidiaries may defer up to 80% of their annual salary and/or bonus. Participants may elect to have the value of deferrals (i) earn a fixed rate of interest, set annually by the Board of Directors, or (ii) fluctuate based on the market value of AFG Common Stock, as adjusted to reflect stock splits, distributions, dividends, and a 7-1/2% match to participant deferrals.

COMPENSATION

The following table summarizes the aggregate compensation for 2004, 2003 and 2002 of the Company's Chief Executive Officer and its four other most highly compensated executive officers during 2004 (the "Named Executive Officers"). Such compensation includes amounts paid by AFG and its subsidiaries and certain affiliates for the years indicated. Bonuses are for the year shown, regardless of when paid.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long-Term Compensation
Name And Principal Position	Year	Salary	Bonus	Other Annual Compensation (c)	Securities Underlying Options Granted (# of Shares)	All Other Compensation (d)
Carl H. Lindner (a) (b) Chairman of the Board and Chief Executive Officer (during 2004)	2004 2003 2002	$990,000 990,000 990,000	--- 425,000 950,000	$203,300 111,800 106,600	--- --- ---	$41,250 26,500 26,500
Carl H. Lindner III (b) Co-President	2004 2003 2002	990,000 990,000 990,000	1,287,500 425,000 950,000	178,400 194,700 106,500	55,000 55,000 55,000	31,350 31,000 31,000
S. Craig Lindner (b) Co-President	2004 2003 2002	990,000 990,000 990,000	1,287,500 425,000 950,000	236,000 170,100 146,000	55,000 55,000 55,000	31,350 31,000 31,000
James E. Evans Senior Vice President and General Counsel	2004 2003 2002	990,000 990,000 990,000	750,000 400,000 750,000	15,000 15,000 15,500	50,000 50,000 50,000	34,350 31,000 31,000
Fred J. Runk Senior Vice President and Treasurer (retired March 31, 2005)	2004 2003 2002	700,000 700,000 700,000	350,000 285,000 300,000	16,300 16,200 17,000	35,000 35,000 35,000	32,750 27,000 27,000

(a)     Includes compensation paid by Chiquita Brands International, Inc. to Carl H. Lindner of $12,000 in 2002.

(b)     In January 2005, Carl H. Lindner stepped down as Chief Executive Officer, and Messrs. Carl H. Lindner III and S. Craig Lindner were elected Co-Chief Executive Officers and Co-Presidents. Carl H. Lindner requested that no 2004 bonus be paid to him.

        For his 2005 annual salary, Carl H. Lindner requested that he receive no more than the compensation paid to the Company's independent directors, which is approximately $130,000.

(c)     This column includes amounts for personal homeowners and automobile insurance coverage, the use of corporate aircraft, automobiles and security and administrative services as follows.

Name	Year	Insurance	Aircraft (1)	Automotive, Security & Administrative Services

Carl H. Lindner	2004	$36,500	$113,200	$53,600
	2003	20,300	44,500	47,000
	2002	19,000	43,000	44,600

Carl H. Lindner III	2004	63,700	87,000	27,700
	2003	43,000	124,000	27,700
	2002	40,000	39,600	26,900

S. Craig Lindner	2004	116,200	92,500	27,300
	2003	66,500	76,800	26,800
	2002	52,000	67,000	27,000

James E. Evans	2004	--	--	15,000
	2003	--	--	15,000
	2002	--	500	15,000

Fred J. Runk	2004	6,300	--	10,000
	2003	6,200	--	10,000
	2002	7,000	--	10,000

(i)  The value of the use of corporate aircraft is calculated based on the aggregate variable operating costs to the Company, including fuel costs, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilot salaries, the amortized costs of the company aircraft, and the cost of maintenance not related to trips, are excluded. Amounts for personal use of company aircraft are included in the table, although the Board of Directors has encouraged the Company's Chairman and Co-Chief Executive Officers to use corporate aircraft for all travel whenever practicable for security reasons. On certain occasions, an executive's spouse or other family members or guests may accompany the executive on a flight. No additional variable operating costs are incurred in connection with such situations under the foregoing methodology. The amounts reported reflect a change in valuation methodology from prior years in which the cost of the personal use of corporate aircraft had been calculated using the Standard Industrial Fare Level (SIFL) tables found in the tax regulations. The 2003 and 2002 amounts have been re-calculated so that amounts are reported on a consistent basis.

(d)     Includes Company or subsidiary contributions or allocations under the (i) defined contribution retirement plans and (ii) employee savings plan in which the following Named Executive Officers participate (and related accruals for their benefit under the Company's benefit equalization plan which generally makes up certain reductions caused by Internal Revenue Code limitations in the Company's contributions to certain of the Company's retirement plans) and Company paid group life insurance as set forth below.

Name	Year	AFG Auxiliary RASP	Retirement Plan	Savings Plan	Term Life

Carl H. Lindner	2004	$15,000	$10,250	--	$16,000
	2003	15,000	10,000	--	1,500
	2002	15,000	10,000	--	1,500

Carl H. Lindner III	2004	15,000	10,250	$4,100	2,000
	2003	15,000	10,000	4,000	2,000
	2002	15,000	10,000	4,000	2,000

S. Craig Lindner	2004	15,000	10,250	4,100	2,000
	2003	15,000	10,000	4,000	2,000
	2002	15,000	10,000	4,000	2,000

James E. Evans	2004	15,000	10,250	4,100	5,000
	2003	15,000	10,000	4,000	2,000
	2002	15,000	10,000	4,000	2,000

Fred J. Runk	2004	15,000	10,250	--	7,500
	2003	15,000	10,000	--	2,000
	2002	15,000	10,000	--	2,000

Stock Options

The tables set forth below disclose stock options granted to, or exercised by, the Named Executive Officers during 2004, and the number and value of unexercised options held by them at December 31, 2004.

OPTION GRANTS IN 2004
	Individual Grants					Potential Realizable
	Number of Securities Underlying Options		Percent of Total Options Granted to	Exercise Price per Share (fair market		Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (b)
Name	Granted (a) (# of shares)		Employees in 2004	value at date of grant)	Expiration Date	5%	10%
Carl H. Lindner	-	-	-	-	-	-	-
S. Craig Lindner	AFG	55,000	6.1%	$30.01	2/27/14	$1,038,022	$2,630,551
Carl H. Lindner III	AFG	55,000	6.1%	$30.01	2/27/14	$1,038,022	$2,630,551
James E. Evans	AFG	50,000	5.6%	$30.01	2/27/14	$943,656	$2,391,410
Fred J. Runk	AFG	35,000	3.9%	$30.01	2/27/14	$660,559	$1,673,987

(a)     The options were granted under the Company's Stock Option Plan and cover Company common stock. They vest (become exercisable) at the rate of 20% per year, beginning one year from the respective dates of grant, and become fully exercisable in the event of death or disability or in the event of involuntary termination of employment without cause or within one year after a change of control of the Company.

(b)     Represents the hypothetical future values that would be realizable if all of the options were exercised immediately prior to their expiration in 2014 and assuming that the market price of the Company's common stock had appreciated in value through the year 2014 at the annual rate of 5% (to $48.88 per share) or 10% (to $77.84 per share). Such hypothetical future values have not been discounted to their respective present values, which are lower.

AGGREGATED OPTION EXERCISES IN 2004 AND 2004 YEAR-END OPTION VALUES
		Shares Acquired on Exercise (# of	Value	Number of Securities Underlying Unexercised Options at Year End		Value of Unexercised In-the-Money Options at Year End (a)
Name	Company	Shares)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Carl H. Lindner	AFG	-	-	-	-	-	-
Carl H. Lindner III	AFG	124,062	1,000,138	528,210	154,000	$3,212,964	$1,073,160
S. Craig Lindner	AFG	225,091	1,797,498	427,181	154,000	$2,496,208	$1,073,160
James E. Evans	AFG	-	-	370,000	140,000	$1,347,900	$975,600
Fred J. Runk	AFG	-	-	325,000	-	$1,595,200	-

(a)     The value of unexercised in-the-money options is calculated based on the New York Stock Exchange and Nasdaq closing market price of the Company's common stock at year-end 2004. This price was $31.31 per share.

Compensation Committee Report

Each of the three members of our Compensation Committee (the "Committee') is an independent director as determined by our Board of Directors, based on the New York Stock Exchange listing rules. The Committee's charter is available on the corporate governance section of the AFG website at www.afginc.com.

The Committee approves the policies under which compensation is paid or awarded to AFG's executives, and individually review the performance of, and all compensation actions affecting, our senior executive officers, which in 2004 included the Chairman of the Board and Chief Executive Officer and the Co-Presidents. The Committee determines and approves the compensation levels of these senior executive officers based on its evaluation of their performance in light of the corporate goals and objectives it reviews and approves. The Committee also oversees the Company's overall executive compensation program. The Committee has the exclusive authority to grant stock options under AFG's Stock Option Plan to employees of AFG and its subsidiaries, including senior executive officers. All 2004 stock-based awards were made under the American Financial Group Stock Option Plan, which was amended and restated effective May 24, 2001. In 2004, other than options granted to Lindner family members, we designated all stock options granted under the AFG Stock Option Plan as "incentive options."

Executive Compensation Philosophy

AFG's executive compensation programs are designed to motivate, reward and retain executives who create long-term investor value. The Committee uses a variety of compensation elements to achieve these goals, including base salary, stock option grants and incentive bonuses which are discussed in greater detail below. A significant portion of each senior executive officer's compensation is dependent upon achieving business and financial goals, and realizing other performance objectives.

Before final decisions are made regarding compensation for the senior executive officers, the Committee engages in discussions with AFG executives to solicit their thoughts regarding compensation. Based in part on those discussions as well our review of AFG's financial results for the preceding year, the Committee deliberated, determined and approved the compensation levels of the Chairman of the Board and Chief Executive Officer and Co-Presidents. The compensation discussions in this report conform with the recommendations made by the Committee and these senior executive officers.

Compensation Elements for Executive Officers

1.  Base Salary

The Company pays salaries that are designed to attract and retain superior leaders. Annual base salary is paid for ongoing performance throughout the year. The Committee approves annual base salaries for the senior executive officers that are appropriate, in its subjective judgment, based on each officer's respective position and level of responsibility. The Committee approved the 2004 salaries of the CEO and Co-Presidents, noting that such salaries were the same for each of 2003 and 2002 represented a 4% increase over the salaries in effect for four years prior to 2002. The salaries paid to our five most highly paid executive officers for the past three years are shown in the table on page 13.

2.  Incentive Bonuses

The Committee pays annual bonuses to reward the positive performance of AFG as compared to AFG's performance in prior years and its performance versus other companies in its market segment. The Committee believes that the overall performance of AFG is substantially related to the performance of its executives. Bonuses are paid each year, generally in the first quarter, for the prior year's performance. The bonuses paid to our five most highly paid executive officers for the past three years are shown in the table on page 13.

As has been the case for more than five years, we, working with management, developed an annual bonus plan for 2004 for the CEO and the Co-Presidents that makes a substantial portion of their 2004 compensation dependent on AFG's performance. Specifically, annual bonus determinations are based on a two-part analysis of AFG and executive performance as set forth in the company's 2004 Annual Bonus Plan, adopted by the Committee in 2004, discussed in greater detail below.

3.  Stock Option Grants

The Committee awards stock options that it believes provide incentives for superior long-term performance and to promote retention of top executives. The Committee believes that stock options represent an important part of AFG's performance-based compensation system. We believe that AFG shareholders' interests are well served by aligning AFG's senior executives' interests with those of its shareholders through the grant of stock options. Options under AFG's Stock Option Plan are granted at exercise prices equal to the fair market value of common stock on the date of grant. Additionally, the Committee believes that because the stock options vest at the rate of 20% per year, it promotes executive retention due to the forfeiture of options that have not fully vested upon departure from AFG. The Committee believes that these features provide stock option award recipients with substantial incentive to maximize AFG's long-term success.

4.  Other Benefits

Perquisites, such as insurance coverage, security services, personal office staff, and the personal use of corporate aircraft, are made available to AFG's executive officers. These benefits are described below and the estimated costs to the Company of such benefits are included in the table on page 14.

The Company owns a corporate airplane, used primarily for the business travel of senior management of the Company and its subsidiaries. The Board has endorsed the use of this corporate aircraft for the travel needs of the Company's Chairman of the Board and Co-Chief Executive Officers, including personal travel, in order to minimize and more efficiently utilize their travel time, protect the confidentiality of their travel and the Company's business, and to enhance their personal security.

A number of the Company's senior executives, including the Company's Chairman of the Board and Co-Chief Executive Officers, receive Company-paid homeowners and automobile insurance coverage, are provided with limited administrative assistance for personal matters, and have the benefit of Company security personnel who look after the safety of these executives and their families.

The Committee believes these perquisites to be reasonable and necessary, competitive and consistent with the Company's overall executive compensation program.

Executive Compensation Actions For 2004

A.  The 2004 Annual Bonus Plan

The 2004 Annual Bonus Plan (the "2004 Bonus Plan") makes 50% of each participant's annual bonus dependent on AFG attaining certain earnings per share targets and the other 50% based on AFG's overall performance, subjectively determined by the Committee. The 50% portion of the annual bonus based on pre-established earnings per share targets is referred to in this report as the "EPS Component." The 50% portion of the annual bonus based on our subjective determination of AFG's overall performance is referred to in this report as the "AFG Performance Component." Under the 2004 Bonus Plan, the bonus target amount approved by us for the CEO and each of the Co-Presidents was $990,000.

EPS Component: 0% to 175% of $495,000 (50% of the $990,000 bonus target). Payment of this amount to the participants was dependent upon AFG achieving certain 2004 earnings per share allocable to its insurance operations. The earnings per share target which would result in the payment of 100% of the EPS Component bonus was set by the Committee at $2.85. In our adoption of the 2004 Bonus Plan, the Committee noted that no EPS Component bonus should be paid if 2004 earnings per share from insurance operations are less than $2.50, which is 113% of earnings in 2003 and 88% of the amount set by the Committee to be attained to have earned 100% of the EPS Component. In the event that earnings from insurance operations per share exceed $2.85, the amount to be paid under the EPS Component is in the discretion of the Committee. The Committee noted that the 2004 Bonus Plan provides that unusual or non-recurring items are not to be included in determining earnings allocable to insurance operations. In 2004, AFG reported earnings per share from insurance operations of $2.88. The Committee concluded that a bonus of $544,500 shall be paid under the EPS Component of the 2004 Bonus Plan to the CEO and each of the Co-Presidents, noting that the earnings from insurance operations of $2.88 per share is after $.30 per share loss due to from hurricanes. Notwithstanding, Carl H. Lindner requested that the Company not pay him any bonus in connection with his services to the Company in 2004.

AFG Performance Component: 0% to 175% of $495,000 (50% of the $990,000 bonus target). Payment of this amount is based on AFG's overall performance, as subjectively determined by the Committee after considering certain factors determined at the time of adoption of the 2004 Bonus Plan. The 2004 Bonus Plan provides that each participant's bonus allocated to the AFG Performance Component will range from $0 to $866,250 (175% of the $495,000 bonus target allocated to the AFG Performance Component). The Committee considered all factors deemed relevant, including financial, non-financial and strategic factors, in determining whether to grant and/or how much to grant of the AFG Performance Bonus. Specifically, pursuant to the terms of the 2004 Bonus Plan, the Committee considered the factors discussed below.

The Company achieved record net income, operating earnings improvement and improvement in leverage ratios. Additionally, AFG's Specialty Property and Casualty Group operations met or exceeded their return on equity goal. The Specialty Group pricing objective of 5%-8% increase in 2004 was met with an average of 6%. The Specialty Group grew 12% in gross written premium compared to the 8% 2004 goal; net written premium grew 20% versus the planned 19%. The 2004 combined ratio was 94.1% compared to the Plan's 96%. The Committee considered continued adverse development in property and casualty reserves and the fact that while a reasonable return on equity was achieved it did not meet the goal for 2004.

Additionally, the long-standing CEO and CFO's succession plans were implemented and achieved, the stock price of AFG common stock grew 18% in 2004 and exceeded the growth in stock indices of comparable companies, AFG successfully renewed its line of credit on better terms for a greater amount, book value per share grew by more than 9% and credit ratings were changed from "negative" outlook to "stable."

The Committee considered these factors and determined that a bonus of $742,500 under the AFG Performance Component is appropriate.

B.  Stock Option Awards

Options for 55,000 shares of AFG stock were granted to each of the Chief Executive Officers, and additional options were granted to the other executives and employees of AFG in February 2005. No options have been granted to Carl H. Lindner in the past ten years.

Factors The Committee Considers in Making Compensation Decisions

As in prior years, all of our judgments regarding the compensation of these senior executives were based primarily upon our assessment of each such executive officer's leadership performance and potential to enhance long-term shareholder value. The Committee relies upon a combination of judgment and guidelines in determining the amount and mix of compensation elements for each executive officer.

Key factors affecting our judgments included the nature and scope of the executive officers' responsibilities, their effectiveness in leading our initiatives to increase shareholder value, productivity and growth. The Committee also considered the compensation levels and performances of a comparison group of major companies that are most likely to compete with us for the services of executive officers.

Based upon all the factors the Committee considered relevant, and in light of our strong financial and operating performance in a challenging economic environment, the Committee believes it was in AFG shareholders' best long-term interest for the Committee to ensure that the overall level of our salary, bonus and option awards was competitive with companies in the comparison group. The Committee continues to believe that the quality, skills and dedication of executive leaders are critical factors affecting the long-term value of the Company. Therefore, the Committee continues to try to maintain an executive compensation program that will attract, motivate and retain the highest level of executive leadership possible.

The Committee's decisions concerning the specific 2004 compensation elements for individual executive officers, including the CEO, were made within this framework. We also considered each executive officer's performance, current salary, prior-year bonus and other compensation awards. In all cases our specific decisions involving 2004 executive officer compensation were ultimately based upon our judgment about the individual executive officer's performance, potential future contributions and about whether each particular payment or award would provide an appropriate incentive and reward for performance that sustains and enhances long-term shareholder value.

Basis for Chief Executive Officer Compensation

Mr. Lindner was AFG's CEO throughout 2004 until January 2005. For 2004, the Company paid Mr. Lindner $990,000 in salary, which is the annual salary that has been in effect since 2002.

The Committee considers the amount of Mr. Lindner's salary appropriate for the following reasons: his execution of the strategy to manage AFG's business to enhance long-term investor value through better profit margins and higher returns on equity; his actions to ensure that AFG has a strong capital structure and cash flow; his role in leading AFG to solid financial results; and his leadership in driving growth initiatives. As Chairman of the Board of Directors, Mr. Lindner will continue to lead the Company in meeting its strategic and financial objectives.

Mr. Lindner requested that AFG not pay him any bonus in connection with his services to AFG for 2004. Mr. Lindner's decision to forego consideration of any bonus results from the implementation of AFG's management succession plan and his desire to have shareholders benefit from the retention by AFG of any bonus amount that could otherwise have been paid to him.

Review of all Components of Executive Compensation

The Committee has reviewed all components of the Company's Chief Executive Officer and four other most highly compensated Executive Officers' compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains, the value to the executive and cost to the Company of perquisites and other personal benefits.

The Committee's Conclusion

Based on this review, the Committee finds the Company's Chief Executive Officer and four other most highly compensated executive officers' total 2004 compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive. The Committee specifically considered that the Company does not maintain any employment contracts or change of control agreements with such individuals.

It should be noted that when the Committee considers any component of the Company's Chief Executive Officer's and four other most highly compensated Executive Officer's total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains, are taken into consideration in the Committee's decisions.

Internal Pay Equity

The Committee believes that any relative difference between CEO and Co-President compensation and the compensation of the Company's other executives is not inconsistent with such differences found in our peer group and is appropriate based upon the contributions to the success of the Company and as a means of motivation to other executives and employees.

William R. Martin (Chairman)

William W. Verity

William A. Shutzer

Performance Graph

The following graph compares the cumulative total shareholder return on the Company's common stock with the cumulative total return of the Standard & Poor's ("S&P") 400 Midcap Index and the S&P 500 Property-Casualty Insurance Index. (Assumes $100 invested on December 31, 1999 in the Company's common stock and the two indexes, including reinvestment of dividends.)

Performance Graph Index

	December 31,
	1999	2000	2001	2002	2003	2004
AFG Common Stock	100	105	101	97	114	138
S&P 400 Midcap Index	100	117	117	100	135	157
S&P Property-Casualty Insurance Index	100	155	142	127	160	177

Directors' Compensation

In March 2004, the Board of Directors adopted the Company's Non-Employee Director Compensation Plan, and on May 25, 2004 the shareholders approved the Plan at the annual meeting.

During 2004, under the Plan, all directors who were not officers or employees of the Company were paid the following fees: an annual board retainer of $30,000 and $1,750 per each board meeting attended. The Audit Committee Chairman received a $20,000 retainer. All other committee Chairman received a $12,000 annual retainer. The members (non-chairman) received a $6,000 annual retainer for each committee served. All committee members received $1,250 for each meeting attended. Non-employee directors who become directors during the year receive a pro rata portion of these annual retainers. In addition, non-employee directors receive an annual award of stock worth $60,000.

Board Retirement Program

Until 2003, the Board of Directors had a program under which a retiring non-employee director, who is at least 55 years old and has served as a director for at least four years, would receive upon retirement an amount equal to five times the then current annual board retainer. A director who receives a retirement benefit must provide consulting services to the Company on request for five years following retirement without further compensation (except reimbursement for expenses). A death benefit equal to the retirement benefit will be paid in lieu of any retirement benefit under the program if either of these two directors dies while serving as a director. During 2003, the Board, upon the recommendation of the Governance Committee, terminated this plan, except as it applied to those directors then eligible, Messrs. Martin and Emmerich.

Certain Transactions

From time to time, the Company has transacted business with affiliates. The financial terms of these transactions are comparable to those which would apply to unrelated parties.

An AFG subsidiary owns a 29% interest in an aircraft, the remaining interests in which are owned by Carl H. Lindner and his two brothers. Each owner is committed to use and pay for a minimum number of flight hours. Capital costs and fixed operating costs are allocated generally in proportion to ownership; variable operating costs are allocated generally in proportion to usage. Mr. Lindner has assigned his usage to the AFG subsidiary along with the obligation to pay for allocated operating costs, but Mr. Lindner continues to pay allocated capital costs. Total charges paid by AFG for use of this aircraft during 2004 were $756,000.

Carl H. Lindner is the owner of a Company engaged in the production of ethanol. During 2004, an AFG subsidiary had a working capital credit facility in place under which the ethanol company could borrow up to $10 million at a rate of prime plus 3%. This facility was never utilized, and Mr. Lindner assumed all obligations thereunder in December 2004.

Members of the Lindner Family were the principal owners of Provident Financial Group, Inc. ("Provident") until July 1, 2004, when Provident was acquired by National City Corporation. Provident leased from AFG its main banking and corporate offices, which are located in the same buildings as AFG's headquarters. During the first six months of 2004, Provident paid rent of $1.7 million for this office space and AFG paid Provident $177,000 in connection with an expense sharing arrangement for a cafeteria operated by Provident for the employees of both companies. AFG provided security guard and surveillance services at the main office of Provident for which Provident paid $41,000 during the first six months of 2004. In addition, Provident paid AFG subsidiaries $586,000 for insurance coverage during this period.

During 2004, AFG paid the Cincinnati Reds $487,000 for tickets to baseball games for employees, customers and charitable purposes. Carl H. Lindner is the Chief Executive Officer of the Reds. In addition, a subsidiary of AFG, and a company owned by Carl H. Lindner, Carl H. Lindner III, Keith E. Lindner and S. Craig Lindner, are part owners of the Reds.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

The Company's Board of Directors held five meetings and took action in writing eleven times in 2004.  The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. The charters for each of these Committees as well as the Company's Corporate Governance Guidelines are available at www.afginc.com and upon written request to the Company's Secretary, the address of whom is set forth under "Communications with Directors" on page 23.

Executive Committee: With certain exceptions, the Executive Committee is generally authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors. The Executive Committee consulted among themselves informally throughout the year and took action in writing on twenty occasions in 2004.

Compensation Committee. The Compensation Committee consulted among themselves and with management informally throughout the year, met seven times and took action in writing on two occasions in 2004.

Audit Committee. The Audit Committee met 12 times in 2004. The Company's Board has determined that each of the Audit Committee's members, namely, Theodore H. Emmerich, William R. Martin and Terry S. Jacobs, is an audit committee financial expert as defined under SEC Regulation S-K Item 401(h). Each of Messrs. Emmerich, Martin and Jacobs satisfy the NYSE independence standards.

Corporate Governance Committee. The Corporate Governance Committee met five times in 2004. The Governance Committee is responsible for, among other things, establishing criteria for selecting new directors, identifying individuals qualified to be Board members as needed, and recommending to the Board director nominees for the next annual meeting of shareholders. The charter of the Governance Committee is available at the Company's website, http://www.afginc.com. The Committee is comprised of members who are "independent" as defined under New York Stock Exchange listing standards.

Director Attendance Policy

AFG expects its directors to attend meetings of shareholders. All of AFG's directors attended last year's meeting.

Executive Sessions

NYSE rules require non-management directors to meet regularly in executive sessions. Two of these sessions were held during 2004. The non-management directors select one of such directors to preside over each session. Shareholders and other interested parties may communicate with any of the non-management directors, individually or as a group, by following the procedures set forth on page 23.

Audit Committee Report

The Audit Committee is comprised of three directors, each of whom is experienced with financial statements and has past accounting or related financial management experience. Each of the members of the Audit Committee is independent as defined by the New York Stock Exchange listing standards. The Board has determined that each of the three members of the Audit Committee is an "audit committee financial expert" as defined in Securities and Exchange Commission regulations. The Audit Committee operates under a Charter, adopted in 2000 and amended in March 2004, which was attached to the 2004 proxy statement. The 2004 amendments to the Audit Committee Charter were made in response to requirements imposed in Sarbanes-Oxley and NYSE rules.

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the systems of internal control which management has established, and the audit process. The members of the Committee are Theodore H. Emmerich (Chairman), William R. Martin and Terry S. Jacobs.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes. Additionally, the Audit Committee engages the Company's independent accountants who report directly to the Committee.

The Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

The Company's independent registered public accounting firm also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and disclosures required by the Audit Committee Charter, and the Committee discussed with independent accountants that firm's independence. As part of its discussions, the Committee determined that Ernst & Young LLP was independent of AFG.

Based on the Committee's discussions with management and the independent registered public accounting firm and the Committee's review of the representation of management and the report of the independent registered public accounting firm to the Committee, the Committee recommended that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Members of the Audit Committee:                                                Theodore H. Emmerich, Chairman

                                                                                                 William R. Martin

                                                                                                 Terry S. Jacobs

Audit Committee Pre-Approval Policies

The Audit Committee has adopted policies that require its approval for any audit and non-audit services to be provided to AFG. The Audit Committee delegated authority to the Committee Chairman to approve certain non-audit services. Pursuant to these procedures and delegation of authority, the Audit Committee was informed of and approved all of the audit and other services described above. No services were provided with respect to the de minimus waiver process provided by rules of the Securities and Exchange Commission.

Independence Determinations

New York Stock Exchange corporate governance rules require that listed companies disclose the determination of a board of directors that a director considered to be independent has no material relationship with the listed company. AFG's Board determined Messrs. Emmerich, Jacobs, Martin, Shutzer and Verity to be independent after considering the following:

AFG pays fees to Lehman Brothers Inc. from time to time for brokerage, investment banking and other services. The Board has determined that William A. Shutzer, formerly a Managing Director at Lehman Brothers, is independent under the NYSE rules because the fees paid by AFG to Lehman Brothers are paid in the ordinary course of business, result from arms' length negotiations, and are not material in amount to either of AFG and Lehman Brothers.

Messrs. Martin and Ambrecht currently serve as directors of the Company's subsidiary, Great American Financial Resources, Inc. Mr. Ambrecht has been a Managing Director with First Albany Capital since July 2004.  For more than five years prior to that, Mr. Ambrecht was a Managing Director with Royal Bank Canada Capital Markets. From time to time, the Company has purchased or sold securities through these companies in the ordinary course of business, for which we paid customary commissions or discounts. The amounts involved were deemed by AFG's Board of Directors not to be material in amount.

None of Messrs. Emmerich, Jacobs or Verity has any relationships with AFG required to be considered.

NOMINATIONS AND SHAREHOLDER PROPOSALS

In accordance with the Company's Code of Regulations (the "Regulations"), the only candidates eligible for election at a meeting of shareholders are candidates nominated by or at the direction of the Board of Directors and candidates nominated at the meeting by a shareholder who has complied with the procedures set forth in the Regulations. Shareholders will be afforded a reasonable opportunity at the meeting to nominate candidates for the office of director. However, the Regulations require that a shareholder wishing to nominate a director candidate must have first given the Secretary of the Company at least five and not more than thirty days prior written notice setting forth or accompanied by (1) the name and residence of the shareholder and of each nominee specified in the notice, (2) a representation that the shareholder was a holder of record of the Company's voting stock and intended to appear, in person or by proxy, at the meeting to nominate the persons specified in the notice and (3) the consent of each such nominee to serve as director if so elected.

The Proxy Form used by AFG for the annual meeting typically grants authority to management to vote in its discretion on any matters that come before the meeting as to which adequate notice has not been received. In order for a notice to be deemed adequate for the 2006 annual meeting, it must be received by March 5, 2006. In order for a proposal to be considered for inclusion in AFG's proxy statement for that meeting, it must be received by December 16, 2005.

The Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by shareholders because Ohio law and the Company's Code of Regulations affords shareholders certain rights related to such matters. Nominees for directorship will be recommended by the Governance Committee to the Board in accordance with the principles in its charter and the Corporate Governance Guidelines also on AFG's website. When considering an individual candidate's suitability for the Board, the Corporate Governance Committee will evaluate each individual on a case-by-case basis. Although the Committee does not prescribe minimum qualifications or standards for directors, candidates for Board membership should have the highest personal and professional integrity, demonstrated exceptional ability and judgment, and availability and willingness to take the time necessary to properly discharge the duties of a director. The Committee will make its determinations on whether to nominate an individual based on the Board's then-current needs, the merits of each such candidate and the qualifications of other available candidates. The Committee will have no obligation to respond to shareholders who propose candidates that it has determined not to nominate for election to the Board, but the Committee may do so in its sole discretion. All director candidates are evaluated similarly, whether nominated by the Board or by a shareholder.

The Corporate Governance Committee did not seek, nor did it receive the recommendation of any of the director candidates named in this proxy statement from any shareholder, non-management director, executive officer or third-party search firm in connection with its own approval of such candidates. The Company has not paid any fee to a third party to assist it in identifying or evaluating nominees.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has adopted procedures for shareholders to send written communications to the Board as a group. Such communications must be clearly addressed either to the Board of Directors or any or all of the non-management directors, and sent to either of the following, at the election of the shareholder, who will forward any communications so received:
James C. Kennedy Vice President, Deputy General Counsel & Secretary American Financial Group, Inc. One East Fourth Street Cincinnati, Ohio 45202	Theodore H. Emmerich Chairman of the Audit Committee American Financial Group, Inc. One East Fourth Street Cincinnati, Ohio 45202

CODE OF ETHICS

The Company's Board of Directors adopted a Code of Ethics applicable to the Company's directors, officers and employees. The Code of Ethics is available at www.afginc.com and upon written request to the Company's Secretary, the address of whom is set forth immediately above. The Company intends to disclose amendments and any waivers to the Code of Ethics on its website.

ANNEX I

AMERICAN FINANCIAL GROUP, INC.

2005 STOCK INCENTIVE PLAN

ARTICLE 1

OBJECTIVES

     The objectives of this 2005 Stock Incentive Plan (the "Plan") are to enable American Financial Group, Inc. (the "Company") to compete successfully in retaining and attracting key employees of outstanding ability, to stimulate the efforts of such employees toward the Company's objectives and to encourage the identification of their interests with those of the Company's shareholders.

ARTICLE 2

DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

2.1  "Award" means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Aware or Stock Award granted under the Plan.

2.2  "Award Agreement" means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

2.3  "Board" means the Board of Directors of the Company.

2.4  "Code" means the Internal Revenue Code of 1986, as amended, or any successor legislation.

2.5  "Committee" means a committee designated by the Board of the Company. The Committee shall be comprised of three or more directors, each of whom shall be (1) a "Non-Employee Director" as defined in Rule 16b-3 promulgated under the Exchange Act, (2) an "outside director" under Section 162(m) of the Code ("Section 162(m)") and (3) an "independent director" under rules adopted by the New York Stock Exchange, in each case as such rules and sections may be amended, superseded or interpreted hereafter.

2.6   "Common Stock" means the Company's common stock, no par value.

2.7  "Disability" means a Participant being considered "disabled" within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.

2.8  "Eligible Employee" means any individual who performs services for the Company or any Subsidiary of the Company and is treated as an "employee" for federal income tax purposes.

2.9  "Exchange Act" means the Securities Exchange Act of 1934.

2.10  "Fair Market Value" of a Share as of a given date shall (i) if the Common Stock is then traded on the New York Stock Exchange, be the average of the highest and lowest of the New York Stock Exchange composite tape market prices at which the Shares shall have been sold regular way on the date as of which fair market value is to be determined or (ii) if the Common Stock is not then traded on the New York Stock Exchange but is quoted on the Nasdaq National Market, be the average of the closing bid and asked prices for a Share on the date as of which Fair Market Value is to be determined, or, in the case of (i) or (ii) if there shall be no such sale on such date, the next preceding day on which such sales shall have occurred. If Common Stock is not listed on the New York Stock Exchange or Nasdaq National Market on the date as of which Fair Market Value is to be determined, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate.

2.11  "Grant Date" means the date designated by the Committee as the date upon which an Award is granted.

2.12  "Incentive Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code or any successor provision.

2.13  "Non-Qualified Option" means any Stock Option that is not an Incentive Option.

2.14  "Option Price" or "Exercise Price" means the price per Share at which Common Stock may be purchased upon the exercise of an Option.

2.15  "Participant" means a person to whom an Award has been granted pursuant to this Plan.

2.16  "Restricted Stock Award" means a grant of Shares to an Eligible Employee under Article 7 that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

2.17  "Retirement" means any termination of employment (other than by death or Disability) by an employee who is at least 65 years of age, or 55 years of age with at least ten years of employment with the Company or a Subsidiary of the Company.

2.18  "Share" means one share of the Common Stock.

2.19  "Stock Appreciation Right" means a contractual right granted to an Eligible Employee under Article 6 entitling such Eligible Employee to receive a payment, representing the difference between the base price per Share of the right and the Fair Market Value of a Share, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.20  "Stock Award" means a grant of Shares to an Eligible Employee under Article 9 that are issued free of transfer restrictions and forfeiture conditions.

2.21  "Stock Option" or "Option" means the right to purchase Shares granted pursuant to this Plan.

2.22  "Stock Unit Award" means a contractual right granted to an Eligible Employee under Article 8 representing notional unit interests equal in value to a Share to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

2.23  "Subsidiary" has the meaning set forth in Section 424(f) of the Code.

2.24  "Term" means the period beginning on a Grant Date and ending on the expiration date of such Award.

2.25  "Transfer" means sale, assignment, pledge, encumbrance, alienation, attachment, charge or other disposition, whether or not for consideration; and the terms "Transferred" or "Transferable" have corresponding meanings.

ARTICLE 3
ADMINISTRATION; PARTICIPATION AND AWARDS

3.1  The Committee. This Plan shall be administered and interpreted by the Committee.

3.2  Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine, after considering management's recommendations with respect to Eligible Employees excluding the Company's executive officers, the Eligible Employees to whom, and the time or times at which, Awards may be granted, the number of Shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall determine the terms and conditions of all Awards granted to Participants. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant's consent. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Employees, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3  Delegation of Authority. The Committee shall be permitted to delegate to any appropriate officer or employee of the Company responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

3.4  Designation of Participants. All Eligible Employees are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Employees who are to be granted Awards, the types of Awards to be granted and the number of Shares or rights subject to Awards granted under the Plan. In selecting Eligible Employees to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

ARTICLE 4
SHARES SUBJECT TO PLAN

4.1  Shares. Subject to adjustment as provided in Section 4.2, the number of Shares which may be issued under this Plan shall not exceed Five Million (5,000,000) Shares. Shares issued and sold under the Plan may be either authorized but unissued Shares or Shares held in the Company's treasury. To the extent that any Award involving the issuance of Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or is otherwise terminated without an issuance of Shares being made thereunder, the Shares covered thereby will no longer be counted against the foregoing maximum Share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Any Awards or portions thereof that are settled in cash and not in Shares shall not be counted against the foregoing maximum Share limitations.

4.2  Adjustment Provisions. If there shall occur any change with respect to the outstanding Shares by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the Shares, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of Shares provided in Section 4.1hereof, (ii) the number and kind of Shares, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each Share, unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

ARTICLE 5
STOCK OPTIONS

5.1  Grants. Each Option granted shall be designated as either a Non-Qualified Option or an Incentive Option. One or more Stock Options may be granted to any Eligible Employee.

5.2  Incentive Options. Any Option designated by the Committee as an Incentive Option will be subject to the general provisions applicable to all Options granted under the Plan plus the following specific provisions:

5.2.1  If an Incentive Option is granted to a person who owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company and its Subsidiaries, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then

5.2.1.1  the Option Price must equal at least 110% of the Fair Market Value on the Grant Date; and

5.2.1.2  the term of the Option shall not be greater than five years from the Grant Date.

5.2.2  The aggregate Fair Market Value of Shares, determined at the Grant Date, with respect to which Incentive Options that may become exercisable for the first time during any calendar year under this Plan or any other plan maintained by the Company and its Subsidiaries shall not exceed $100,000 determined in accordance with Section 422(d) of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Options become exercisable for the first time by any individual during any calendar year, under all plans of the Company and its Subsidiaries, exceeds $100,000, such Options shall be treated as Non-Qualified Options.

5.2.3  Notwithstanding anything in this Plan to the contrary, no term of this Plan relating to Incentive Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Option under Section 422 of the Code.

5.3  Terms of Options. Except as otherwise required by Sections 5.2 and subject to Section 5.7 and Article 11, Options granted under this Plan shall be subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

5.3.1  The Option Price shall be determined by the Committee at the Grant Date, except that no Incentive Option may be granted for an Option Price less than 100% of Fair Market Value on the Grant Date.

5.3.2  The Option Term shall be fixed by the Committee, but no Option shall be exercisable more than ten years after its Grant Date.

5.3.3  An Option shall be exercisable at such time or times and subject to such terms and conditions as shall be specified in the Award Agreement, provided, however, that an Option may not be exercised as to the lesser of 100 Shares at any one time or the total number available for exercise at that time.

5.3.4  Stock Options shall terminate in accordance with Section 5.7.

5.4  Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued employment of a Participant with the Company or a Subsidiary of the Company for a specified period (or periods) or on the attainment of performance goals established by the Committee in its sole discretion.

5.5  Exercise of Options. Any Participant entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, Attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the Grant Date of the Option being exercised and shall be accompanied by full payment in cash or by check of the Option Price for the Shares being purchased and any withholding taxes. In addition, at the discretion of the Committee, either as set forth in an Option Agreement or determined at the time of exercise, the exercise price and withholding taxes may be paid:

5.51  By tender to the Company of Shares owned by the Participant having a Fair Market Value not less than the exercise price;

5.52  By the assignment of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the Option;

5.53  By such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law; or

5.54  By any combination of the methods described above in Sections 5.5.1 to 5.5.3.

5.6  Limited Transferability of Non-Qualified Options. Except as otherwise provided in Section 13.4,no Stock Option shall be Transferable or exercisable by any person other than the Participant except (i) upon the Participant's death or Disability, in accordance with Sections 5.7.3, 5.7.4 and 5.7.5hereof or (ii) in the case of Non-Qualified Stock Options only, for the Transfer of all or part of the Stock Option to a Participant's "family member" (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its sole and absolute discretion at the time of proposed Transfer. The Transfer of a Non-Qualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent Transfers of a Non-Qualified Stock Option shall be prohibited other than in accordance with Sections 5.7.3, 5.7.4 and 5.7.5 hereof.

5.7  Termination of Stock Options. All Stock Options issued under this Plan shall terminate as follows:

5.7.1  During any period of continuous employment or business relationship with the Company or any Subsidiary of the Company, a Stock Option will be terminated only if it is fully exercised or if it has expired by its terms or by the terms of this Plan, including this Section 5.7. For purposes of this Plan, any leave of absence approved by the Company or the Subsidiary of the Company shall not be deemed to be a termination of employment.

5.7.2  If a Participant violates any terms of any written employment, confidentiality or noncompetition agreement between the Company or any Subsidiary of the Company and the Participant, all existing Stock Options granted to such Participant will terminate. In addition, if at the time of such violation such Participant has exercised Stock Options but has not received certificates for the Shares to be issued, the Company may void the Award and its exercise. Any such actions by the Company shall be in addition to any other rights or remedies available to the Company or the Subsidiaries of the Company in such circumstances. In the event Section 5.7.2 and 5.7.4 both apply to a situation, the provisions of Section 5.7.2 shall take precedence over the provisions of Section 5.7.4 and govern the situation.

5.7.3  If a Participant's employment by the Company or any Subsidiary of the Company terminates by reason of death, unless otherwise determined by the Committee, all Stock Options shall be fully vested and may thereafter be exercised by the Participant or by the Participant's beneficiary or legal representative, for a period of one year or such longer period as the Committee may specify at or after grant in all cases other than Incentive Options, or until the expiration of the stated term of such Stock Option, whichever period is shorter.

5.7.4 If Participant's employment by the Company or a Subsidiary of the Company terminates by reason Disability or Retirement, unless otherwise determined by the Committee based upon, among other factors, the Participant's contributions to, and longevity with, the Company or any Subsidiary, all Stock Options shall terminate (i) on the date which is 90 days after the date of such termination of employment or on the expiration of the stated term of the Stock Option, whatever shall first occur, in the case of a Participant which has been employed by the Company or any of its subsidiaries for ten full years or less, (ii) on the date which is one year after the date of such termination of employment or on the expiration of the stated term of the Stock Option, whichever shall first occur, in the case of a Participant who has been employed by the Company or any of its Subsidiaries for more than ten full years, but less than twenty full years, or (iii) on the date which is two years after the date of termination of employment or on the expiration of the stated term of the Stock Option, whichever shall first occur, in the case of a Participant who has been employed by the Company or any of its Subsidiaries for twenty full years or more.

5.7.5  Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company or any Subsidiary of the Company terminates for any reason other than death, Disability or Retirement, the Stock Option will terminate on the earlier to occur of the stated expiration date or 90 days after termination of the employment. If a Participant dies during the 90 day period following the termination of the employment or business relationship, any unexercised Stock Option held by the Participant, or Transferred by the Participant in accordance with Section 5.6, shall be exercisable, to the full extent that such Stock Option was exercisable at the time of death, for a period of one year after the date of death of the Participant or until the expiration of the stated term of the Stock Option, whichever occurs first.

5.8  Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company's shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a "repricing" under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

ARTICLE 6
STOCK APPRECIATION RIGHTS.

6.1  Grant of Stock Appreciation Rights.    A Stock Appreciation Right may be granted to any Eligible Employee selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

6.2  Freestanding Stock Appreciation Rights.    A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as specified by the Committee in an Award Agreement. Such vesting and exercisability requirements may be based on the continued service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Grant Date. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per Share of any such freestanding Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Shares on the Grant Date.

6.3  Tandem Stock Option/Stock Appreciation Rights.  A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of Shares subject to such Stock Option/Stock Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of Shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per Share equal to the Exercise Price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

6.4  Payment of Stock Appreciation Rights.    A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a Share on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of Shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in Shares valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of Shares and cash, subject to applicable tax withholding requirements.

6.5  Repricing Prohibited.   Subject to the anti-dilution adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company's shareholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a "repricing" under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

ARTICLE 7
RESTRICTED STOCK AWARDS

7.1  Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Employee selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

7.2  Vesting Requirements.  The restrictions imposed on Shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Award at any time. Such vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the Shares subject to the Award shall be returned to the Company.

7.3  Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

7.4  Rights as Shareholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the Shares granted to the Participant under a Restricted Stock Award, including the right to vote the Shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to shareholders generally or at the times of vesting or other payment of the Restricted Stock Award.

7.5  Section 83(b) Election.  If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Grant Date, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

ARTICLE 8
STOCK UNIT AWARDS

8.4  Grant of Stock Unit Awards.  A Stock Unit Award may be granted to any Eligible Employee selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of a Share on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the Shares subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

8.5  Vesting of Stock Unit Awards.  On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Stock Unit Award at any time. Vesting requirements may be based on the continued employment of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

8.6  Payment of Stock Unit Awards.  A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in Shares, or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

8.7  No Rights as Shareholder.  The Participant shall not have any rights as a shareholder with respect to the shares subject to a Stock Unit Award until such time as Shares are delivered to the Participant pursuant to the terms of the Award Agreement.

ARTICLE 9
STOCK AWARDS

9.1  Grant of Stock Awards.  A Stock Award may be granted to any Eligible Employee selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation or for any other valid purpose as determined by the Committee. A Stock Award granted to an Eligible Employee represents Shares that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

9.2  Rights as Shareholder.  Subject to the foregoing provisions of this Article 9 and the applicable Award Agreement, upon the issuance of the Shares under a Stock Award the Participant shall have all rights of a shareholder with respect to the Shares, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

ARTICLE 10
EXTRAORDINARY EVENTS

10.1  In the event of the dissolution or liquidation of the Company or any merger, other than a merger for the purpose of the redomestication of the Company not involving a change in control, consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Award shall automatically become fully vested and fully exercisable immediately prior to such event. Thereafter the holder any Option shall, upon exercise of the Option, receive, in lieu of the stock or other securities and property receivable upon exercise of the Option prior to such transaction, the stock or other securities or property to which such holder would have been entitled upon consummation of such transaction if such holder had exercised such Option immediately prior to such transaction.

10.2  All outstanding Awards shall become fully vested and immediately exercisable in full if a change in control of the Company occurs. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if:

10.2.1 there occurs an event or series of events by which Lindner Family Members (as defined below) collectively cease to be the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (i) at least 25% of the Common Stock and (ii) a sufficient number of Shares so that Lindner Family Members in the aggregate own more Shares than any other "person" or "group", as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, by a margin of at least 10% of the total number of Shares then outstanding; or

10.2.2  during any period of one year after January 1, 2005, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

For purposes of this Section 10.2, "Lindner Family Member" means Carl H. Lindner, his wife and all lineal descendants and their wives, as well as trusts established for the benefit of such person.

ARTICLE 11
FORFEITURE EVENTS

11.1  General. In addition to the termination provisions applicable to Stock Options as provided in Section5.7, the Committee may specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to termination, reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.

11.2  Termination for Cause. Unless otherwise provided by the Committee and set forth in an Award Agreement, if a Participant's employment with the Company or any Subsidiary of the Company shall be terminated for cause, the Company may, in its sole discretion, immediately terminate such Participant's right to any further payments, vesting or exercisability with respect to any Award in its entirety. In the event a Participant is party to an employment (or similar) agreement with the Company or any Subsidiary of the Company that defines the term "cause," such definition shall apply for purposes of the Plan. The Company shall have the power to determine whether the Participant has been terminated for cause and the date upon which such termination for cause occurs. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Participant has committed or may have committed any act which could constitute the basis for a termination of such Participant's employment for cause, the Company may suspend the Participant's rights to exercise any options, receive any payment or vest in any right with respect to any Award pending a determination by the Company of whether an act has been committed which could constitute the basis for a termination for "cause" as provided in this Section 11.2.

ARTICLE 12
TERMINATION OR AMENDMENT OF THIS PLAN

12.1  The Board may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board shall, without further approval of the shareholders of the Company:

12.1.1  Change the definition of Eligible Employees;

12.1.2  Except as provided in Article 4 hereof, increase the number of Shares which may be subject to Awards granted under the Plan; or increase the maximum number of Shares with respect to which Awards may be granted to any Participant during any fiscal year;

12.1.3  Cause the Plan or any Award granted under the Plan to fail to meet the conditions for exclusion of application of the $1 million deduction limitation imposed by Section 162(m) of the Code;

12.1.4  Cause any Option granted as an Incentive Stock Option to fail to qualify as an "Incentive Stock Option" as defined by Section 422 of the Code; or

12.1.5  Where, as determined by the Board, the approval by the shareholders may be necessary or advisable for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the New York Stock Exchange or Nasdaq National Market or other exchange or market or for any other purpose.

12.2  No amendment or termination of the Plan shall impair any Award granted under the Plan without the consent of the holder thereof.

12.3  This Plan shall continue in effect until the expiration of all Awards granted under the Plan unless terminated earlier in accordance with this Article 12; provided, however, that it shall otherwise terminate and no options shall be granted after April 7, 2015.

ARTICLE 13
GENERAL PROVISIONS

13.1  Shareholder Approval. This Plan shall become effective following its adoption by the Board and its approval by the Company's shareholders on the date of the 2005 Annual Meeting of Shareholders.

13.2  Award Agreements. An Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of Shares, units or rights subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of employment under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

13.3  Deferrals. The Committee may permit recipients of Awards to defer the distribution of all or part of any Award in accordance with such terms and conditions as the Committee shall establish.

13.4  Transfer; Assignment. Except as otherwise provided in Sections 5.6, 5.7.3, 5.7.4 and 5.7.5 hereof solely with respect to Options and except as otherwise provided below, Awards under the Plan shall not be Transferable by the Participant or exercisable by any person other than the Participant, and Awards under the Plan shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge:

13.4.1 During the lifetime of a Participant, an Award is not transferable voluntarily or by operation of law and may be exercised only by such individual;

13.4.2 Upon the death of a Participant, an Award may be transferred to the beneficiaries or heirs of the Participant will or by the laws of descent and distribution;

13.4.3 An Award may be transferred pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

Notwithstanding the above, the Committee may, with respect to particular Awards, establish or modify the terms of the Award to allow the Award to be transferred at the request of a Participant to trusts established by a Participant or as to which a Participant is a grantor or to lineal descendants of a Participant or otherwise for personal and tax planning purposes of a Participant. If the Committee allows such transfer, such Awards shall not be exercisable for a period of six months following the action of the Committee

13.5  Securities Laws. No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

13.6  No Right to Continued Employment. Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon any Eligible Employee any right to continue in the employ of the Company or any Subsidiary of the Company, or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate such employment at any time.

13.7  No Rights as Shareholder. Except as otherwise provided in Section 7.4, Participant shall have no rights as a holder of Shares with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities.

13.8  Other Plans. The value of, or income arising from, any Awards issued under this Plan shall not be treated as compensation for purposes of any pension, profit sharing, life insurance, disability or other retirement or welfare benefit plan now maintained or hereafter adopted by the Company or any Subsidiary of the Company, unless such plan specifically provides to the contrary.

13.9  Unfunded Plan. The adoption of the Plan and any reservation of Shares or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

13.10  Withholding of Taxes. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

13.11  Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

13.12  Liability. No employee of the Company and no member of the Committee or the Board shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award granted hereunder and, to the fullest extent permitted by law, all employees and members of the Committee or the Board shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action arising under or in connection with this Plan or any Awards granted under this Plan.

13.13  Governing Law. This Plan and actions taken in connection with it shall be governed by the laws of Ohio, without regard to the principles of conflict of laws.

As adopted by the Board of Directors on April 7, 2005.

One East Fourth Street

Cincinnati, Ohio 45202

AMERICAN FINANCIAL GROUP, INC.
Proxy for Annual Meeting

Registration Name and Address

The undersigned hereby appoints James C. Kennedy and Karl J. Grafe, and either of them, attorneys and proxies, with the power of substitution to each, to vote all shares of Common Stock of the Company that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held May 19, 2005 at 11:30 A.M., on the matters set forth below (and at their discretion to cumulate votes in the election of directors if cumulative voting is invoked by a shareholder through proper notice to the Company), and on such other matters as may properly come before the meeting or any adjournment thereof.

      The Board of Directors recommends a vote FOR the following Proposals:

1.    Proposal to Elect Directors

/ / FOR AUTHORITY to elect the	/ / WITHHOLD AUTHORITY to
nominees listed below (except	vote for every nominee
those specifically identified below	listed

Carl H. Lindner	Carl H. Lindner III	S. Craig Lindner
Theodore H. Emmerich	James E. Evans	Terry S. Jacobs
William R. Martin	William W. Verity	Kenneth C. Ambrecht

2. Proposal to approve the Company's 2005 Stock Incentive Plan
/ / FOR / / AGAINST	/ / ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as the Company's Independent Public Accounts for 2005
/ / FOR / / AGAINST	/ / ABSTAIN

DATE: ___________________, 2005	SIGNATURE: _____________________________

SIGNATURE: _____________________________
(if held jointly) Important: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In case of joint holders, all should sign.

PLEASE INDICATE YOUR VOTE ON THE PROPOSAL(S) BY MARKING THE APPROPRIATE BOX(ES) ON THE VOTE CARD AT RIGHT. PLEASE SIGN, DATE, DETACH AND RETURN.

This proxy form is designed to enable the shareholder to detach and mail the vote card without a return envelope. This is intended to reduce processing costs, to maintain confidentiality, and to provide added shareholder convenience.

Information pertaining to shareholder registration (account number and shares held) appears only on this section of the card, which you retain. Information on the part of the card mailed is encoded and is used solely to enable vote tabulation.

If you have any questions about voting your shares with this form,

please call 1-800-368-3417 or 513-579-2414

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The named proxy holders will vote the shares represented by this proxy in the manner indicated. Unless a contrary direction is indicated, the proxy holders will, except to the extent they exercise their discretion to cumulate votes in the election of directors, vote such shares "FOR" proposals 1, 2 and 3. If cumulative voting is invoked by a shareholder through proper notice to the Company, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the undersigned is entitled in respect of the shares represented by this proxy and allocate them in favor of any one or more of the nominees for director if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable. If any further matters properly come before the meeting, such shares shall be voted on such matters in accordance with the best judgment of the proxy holders.

TO VOTE BY TELEPHONE

Call TOLL-FREE using a Touch-Tone Phone

1-877-298-0570

(Cincinnati area use 579-6707)

Follow these easy steps:

  Review the accompanying Proxy Statement and Proxy Form and have them nearby when calling.

  Call the Toll Free number 1-877-298-0570 or the Cincinnati area local number 579-6707.

  Enter the 6 digit Proxy Number located in the gray shaded area above the list of proposals on the proxy form.

  Enter the 6 digit PIN Number located in the same gray shaded area, just below the Proxy Number.

  Follow the recorded instructions.

Telephone voting is available Monday - Friday, 8:00 a.m. to 10:30 p.m. Eastern Time and Saturday 8:00 a.m. to 4:30 p.m. Eastern Time.

Telephone voting will close at 9:00 a.m. Eastern Time on the meeting date.